Exhibit 99.1

Axogen, Inc. Reports Fourth Quarter and Full-Year 2025 Financial Results

ALACHUA and TAMPA, FL – February 24, 2026 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for the restoration of peripheral nerve function, today reported financial results and business highlights for the fourth quarter and full-year ended December 31, 2025.
Fourth Quarter Financial Results
•Fourth quarter 2025 revenue was $59.9 million, a 21.3% increase compared to the fourth quarter 2024 revenue, and a 0.3% decrease over the third quarter 2025 revenue.
•Fourth quarter 2025 gross margin was 74.1%, down from 76.1% for the fourth quarter of 2024, and down from 76.6% in the third quarter of 2025.

•Gross margin reflects one-time costs of approximately $1.9 million, or 3% for the fourth quarter of 2025, related to the U.S. Food and Drug Administration (“FDA”) Biologics License Application (“BLA”) approval of Avance®, of which 67% are non-cash and relate to the vesting of certain stock compensation awards containing FDA BLA approval of Avance® milestones.
•Net loss for the fourth quarter of 2025 was $13.2 million, or $0.28 per share, compared to a Net income of $0.5 million, or $0.01 per share for the fourth quarter of 2024.
•Adjusted net income for the fourth quarter of 2025 and 2024 were both $3.5 million, or $0.07 per share.
•Adjusted EBITDA was $6.5 million for the fourth quarter 2025, compared to $6.7 million for the fourth quarter of 2024.
•Cash and cash equivalents, restricted cash, and investments increased $5.7 million during the fourth quarter of 2025.

“2025 was a remarkable year of financial and operational achievement for Axogen, as we attained or progressed every objective expected of our strategic plan. With the FDA’s approval of our Biologics License Application for Avance® as the only implantable biologic indicated for treatment of peripheral nerve discontinuities, and the continued demonstration of the effectiveness and predictability of our market development strategies, we are confident we have a foundation for future growth and advancement of our mission to make restoration of peripheral function a standard of care,” commented Michael Dale, President and CEO of Axogen, Inc. “Importantly for shareholders, we exited 2025 financially stronger and positioned to continue our important work profitably while generating positive cash flow.”
Full-Year Financial Results
•Full-year 2025 revenue was $225.2 million, a 20.2% increase compared to 2024 revenue of $187.3 million.
•Gross margin was 74.3% for the full-year 2025, compared to 75.8% in 2024.

•Gross margin reflects one-time costs of approximately $1.9 million, or 1% for the full-year 2025, related to the FDA BLA approval of Avance®, of which 67% are non-cash and relate to the vesting of certain stock compensation awards containing FDA BLA approval of Avance® milestones.

•Net loss for the full-year 2025 was $15.7 million, or $0.34 per share, compared to $10.0 million, or $0.23 per share for 2024.
•Adjusted net income was $14.4 million for the full-year 2025, or $0.29 per share, compared to $5.9 million for the full-year, or $0.13 per share for 2024.
•Adjusted EBITDA was $27.9 million for the full-year 2025, compared to $19.8 million for 2024.

•As of December 31, 2025, cash and cash equivalents, restricted cash, and investments was $45.5 million, as compared to $39.5 million as of December 31, 2024, an increase of $6.0 million.
Summary of Business Highlights

•Fourth quarter and full-year 2025 revenue growth was broad-based, including double-digit growth in all markets, which includes Extremities, Oral Maxillofacial & Head and Neck, and Breast.

•Expanded coverage and reimbursement for peripheral nerve repair using synthetic conduits and allografts, increasing the total number of newly covered lives in 2025 to approximately 19.8 million and raising commercial payer coverage to more than 65%.

•On December 3, 2025, the FDA approved the BLA for Avance® (acellular nerve allograft-arwx).

•Effective January 1, 2026, CMS created a new Level 3 Nerve Procedure Code, increasing Avance facility reimbursement 40% year-over-year to $8,965 for hospital outpatient and 35% to $6,157 for ASC-based procedures.
•On January 23, 2026, Axogen closed an upsized public offering with the sale of 4.6 million shares of common stock, yielding net proceeds of $133.3 million. From these net proceeds, $69.7 million were used to fully repay and terminate our Oberland loan facility on January 28, 2026. Remaining funds will be available for working capital, capital expenditures, and other general corporate purposes.
2026 Financial Guidance

We expect 2026 revenue growth to be at least 18%, or $265.7 million, for the full-year and gross margin to be in the range of 74% to 76%. Additionally, we expect to be free cash flow positive for the full-year.

Conference Call
The Company will host a conference call and webcast for the investment community today at 8:00 a.m. ET. Investors interested in participating in the conference call by phone may do so by dialing toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the internet may do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link.
Following the conference call, a replay will be available in the Investors section of the Company’s website at www.axogeninc.com under Investors.
About Axogen
Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen’s product portfolio includes Avance® (acellular nerve allograft-arwx), Avance® Nerve Graft, Axoguard Nerve Connector®, Axoguard Nerve Protector®, Axoguard HA+ Nerve Protector™, Axoguard Nerve Cap®, and Avive+ Soft Tissue Matrix™.
For more information, visit www.axogeninc.com.
Cautionary Statements Concerning Forward-Looking Statements

This press release and accompanying earnings call contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, all statements under the heading “2026 Financial Guidance” and statements regarding our business model optimization plans; market development strategies and objectives; our expectations around the potential positive impact on our business of expanded coverage and reimbursement for peripheral nerve injuries using synthetic conduits or allografts; our ability to sustain growth, operate profitably and generate positive cash flows and fund our market development initiatives; the anticipated use of proceeds from our recent public offering; and our business purpose to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care. These statements are based on management’s current expectations or predictions of future conditions, events, or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “priorities,” “objectives,” “targets,” “intends,” “plan(s),” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, potential disruptions from global supply chain issues, inflation, hospital staffing challenges, product development timelines, regulatory processes, financial performance, surgeon and product adoption rates, market awareness of our products, the projected TAM for targeted markets, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” in our most recent Annual Report on Form 10-K and other risks and uncertainties that may be detailed from time to time in reports filed by the Company with the SEC. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. Forward-looking statements speak only as of the date made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, EBITDA margin, and Adjusted EBITDA, which further exclude noncash stock compensation expense, and Adjusted EBITDA margin. We also use the non-GAAP financial measures of Adjusted Net Income and Adjusted Net Income Per Common Share - diluted which excludes noncash stock compensation expense from Net (Loss) Income and Net (Loss) Income Per Common Share - diluted. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-

making and (ii) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contact: Axogen, Inc. InvestorRelations@axogeninc.com

Axogen, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$35,548	$27,554
Restricted cash	4,000	6,000
Investments	5,980	5,928
Accounts receivable, net of allowance for doubtful accounts of $948 and $788, respectively	26,169	24,105
Inventory	42,373	33,183
Prepaid expenses and other assets	6,352	2,447
Total current assets	120,422	99,217
Property and equipment, net	81,783	84,667
Operating lease right-of-use assets	12,732	14,265
Intangible assets, net	6,750	5,579
Total assets	$221,687	$203,728

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,184	$28,641
Current maturities of long-term lease obligations	2,372	1,969
Total current liabilities	23,556	30,610

Long-term debt, net of debt discount and financing fees	48,387	47,496
Long-term lease obligations	16,870	19,221
Debt derivative liabilities	3,886	2,400
Other long-term liabilities	141	94
Total liabilities	92,840	99,821

Shareholders’ equity:
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 47,199,797 and 44,148,836 shares issued and outstanding, respectively	472	441
Additional paid-in capital	435,338	394,726
Accumulated deficit	(306,963)	(291,260)
Total shareholders’ equity	128,847	103,907
Total liabilities and shareholders’ equity	$221,687	$203,728

Axogen, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues	$59,904	$49,405	$225,208	$187,338
Cost of goods sold	15,495	11,830	57,855	45,361
Gross profit	44,409	37,575	167,353	141,977
Costs and expenses:
Sales and marketing	27,211	20,051	97,740	78,461
Research and development	12,376	6,731	32,885	27,767
General and administrative	14,594	8,866	44,577	39,036
Total costs and expenses	54,181	35,648	175,202	145,264
(Loss) income from operations	(9,772)	1,927	(7,849)	(3,287)
Other income (expense):
Investment income	352	325	1,168	1,141
Interest expense	(1,718)	(1,801)	(7,702)	(8,206)
Change in fair value of debt derivative liabilities	(2,018)	45	(1,487)	587
Other (expense) income, net	—	(46)	167	(199)
Total other expense, net	(3,384)	(1,477)	(7,854)	(6,677)
Net (loss) income	$(13,156)	$450	$(15,703)	$(9,964)

Weighted average common shares outstanding — basic	46,929,309	44,876,659	46,050,266	44,257,754
Weighted average common shares outstanding — diluted	46,929,309	48,064,916	46,050,266	44,257,754

Net (loss) income per common share — basic	$(0.28)	$0.01	$(0.34)	$(0.23)
Net (loss) income per common share — diluted	$(0.28)	$0.01	$(0.34)	$(0.23)

Axogen, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net (loss) income	$(13,156)	$450	$(15,703)	$(9,964)
Depreciation and amortization expense	1,727	1,700	6,975	6,734
Investment income	(352)	(325)	(1,168)	(1,141)
Income tax expense	—	21	4	97
Interest expense	1,718	1,801	7,702	8,206
EBITDA - non-GAAP	$(10,063)	$3,647	$(2,190)	$3,932
EBITDA margin - non-GAAP	(16.8)%	7.4%	(1.0)%	2.1%

Noncash stock-based compensation expense	16,611	3,076	30,112	15,906
Adjusted EBITDA - non-GAAP	$6,548	$6,723	$27,922	$19,838
Adjusted EBITDA margin - non-GAAP	10.9%	13.6%	12.4%	10.6%

Net (loss) income	$(13,156)	$450	$(15,703)	$(9,964)
Noncash stock-based compensation expense	16,611	3,076	30,112	15,906
Adjusted net income - non-GAAP	$3,455	$3,526	$14,409	$5,942

Weighted average common shares outstanding - diluted GAAP	46,929,309	48,064,916	46,050,266	44,257,754
Weighted average common shares outstanding - diluted non-GAAP (1)	52,230,508	48,064,916	49,812,186	46,197,934

Net (loss) income per common share - diluted - GAAP	$(0.28)	$0.01	$(0.34)	$(0.23)
Noncash stock-based compensation expense	0.35	0.06	0.65	0.36
Adjusted net income per common share - diluted - non-GAAP (1)	$0.07	$0.07	$0.29	$0.13
__________
(1)Due to a GAAP net loss, antidilutive securities are excluded from GAAP diluted weighted average common shares outstanding for the three months ended December 31, 2025 and the years ended December 31, 2025 and 2024. However, considering the adjusted net income position for the three months ended December 31, 2025 and the years ended December 31, 2025 and 2024, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Axogen, Inc.
Condensed Consolidated Statements of Changes in Shareholders’ Equity
(unaudited)
(in thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount
Three Months Ended December 31, 2025
Balance at September 30, 2025	46,117,283	$461	$414,151	$(293,807)	$120,805
Net loss	—	—	—	(13,156)	(13,156)
Stock-based compensation	—	—	16,611	—	16,611
Issuance of restricted and performance stock units	606,645	6	(6)	—	—
Exercise of stock options and employee stock purchases under the ESPP	475,869	5	4,582	—	4,587
Balance at December 31, 2025	47,199,797	$472	$435,338	$(306,963)	$128,847

Year Ended December 31, 2025
Balance at December 31, 2024	44,148,836	$441	$394,726	$(291,260)	$103,907
Net loss	—	—	—	(15,703)	(15,703)
Stock-based compensation	—	—	30,112	—	30,112
Issuance of restricted and performance stock units	1,907,707	19	(19)	—	—
Exercise of stock options and employee stock purchases under the ESPP	1,143,254	12	10,519	—	10,531
Balance at December 31, 2025	47,199,797	$472	$435,338	$(306,963)	$128,847

Three Months Ended December 31, 2024
Balance at September 30, 2024	44,002,323	$440	$390,677	$(291,710)	$99,407
Net income	—	—	—	450	450
Stock-based compensation	—	—	3,076	—	3,076
Issuance of restricted and performance stock units	17,170	—	—	—	—
Exercise of stock options and employee stock purchases under the ESPP	129,343	1	973	—	974
Balance at December 31, 2024	44,148,836	$441	$394,726	$(291,260)	$103,907

Year Ended December 31, 2024
December 31, 2023	43,124,496	$431	$376,530	$(281,296)	$95,665
Net loss	—	—	—	(9,964)	(9,964)
Stock-based compensation	—	—	15,906	—	15,906
Issuance of restricted and performance stock units	712,741	7	(7)	—	—
Exercise of stock options and employee stock purchases under the ESPP	311,599	3	2,297	—	2,300
Balance at December 31, 2024	44,148,836	$441	$394,726	$(291,260)	$103,907

Axogen, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Years Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net loss	$(15,703)	$(9,964)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,660	6,467
Amortization of right-of-use assets	1,533	1,103
Amortization of intangible assets	315	267
Amortization of debt discount and deferred financing fees	891	893
Provision for bad debts	400	650
Change in fair value of debt derivative liabilities	1,487	(587)
Investment gains, net	(329)	(155)
Impairment of long-lived assets	64	—
Stock-based compensation expense	30,112	15,906
Change in operating assets and liabilities:
Accounts receivable	(2,464)	392
Inventory	(9,190)	(10,163)
Prepaid expenses and other assets	(3,905)	784
Accounts payable and accrued expenses	(7,158)	125
Operating lease obligations	(1,937)	(1,603)
Cash paid for interest portion of financing lease obligations	(11)	(4)
Other long-term liabilities	47	424
Net cash provided by operating activities	812	4,535

Cash flows from investing activities:
Purchase of property and equipment	(3,745)	(3,101)
Purchase of investments	(13,723)	(5,773)
Proceeds from sale of investments	14,000	—
Cash payments for intangible assets	(1,849)	(1,423)
Net cash used in investing activities	(5,317)	(10,297)

Cash flows from financing activities:
Cash paid for debt portion of financing lease obligations	(32)	(10)
Proceeds from exercise of stock options and ESPP stock purchases	10,531	2,300
Net cash provided by financing activities	10,499	2,290
Net increase (decrease) in cash and cash equivalents, and restricted cash	5,994	(3,472)
Cash and cash equivalents, and restricted cash, beginning of period	33,554	37,026
Cash and cash equivalents, and restricted cash, end of period	$39,548	$33,554